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                                                                     EXHIBIT 1.1

                                   [DB LOGO]
                      Independent Bankers' Bank of Florida

                                ESCROW AGREEMENT

         This Escrow Agreement is entered into and effective this ________ day of _________, 2001 by and between Florida Coastline Community Group, Inc. to be organized as the holding company of Florida banking corporation ( the "Company") and the Independent Bankers' Bank of Florida ("Escrow Agent" or "Agent").

                                  WITNESSETH:

         WHEREAS, the Company, a Florida corporation, proposes to offer for sale up to 1,000,000 shares of its $.01 par value common stock (the "Common Stock"), which shares shall be registered under the Securities Act of 1933, as amended. Shares will be in an initial public offering ("Offering") at a price of $10.00 each. The minimum subscription per subscriber is 250 shares and the maximum subscription is 5,000 shares.

         WHEREAS, the Company has requested the Escrow Agent to serve as the depository for the payment of subscription proceeds (`Payments") received by the Company from investor(s) who are subscribing to purchase shares of Common Stock in the Company pursuant to, and in accordance with, the terms and conditions contained in the Company's Prospectus and Subscription Agreements thereto, dated ________________;

         WHEREAS, the Offering will terminate at 5:00 p.m. Eastern Time, on September 30, 2001, unless extended by the Company for up to an additional 90 days ( "Initial Offering Period"), and, if during the Initial Offering Period the minimum number of shares have been subscribed to, the Offering will continue until the earlier of the termination of : (i) the Initial Offering Period , or (ii) the cancellation of the Offering by the Company.

NOW THEREFORE, in consideration of the premises and understandings contained herein, the parties agree as follows:


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                  Post Office Box 958423 * Lake Mary, Florida
                          32795-8423 1-800-275-4222 *
                                  407-541-1620

         (1) The Company hereby appoints and designates the Escrow Agent for the Purposes set forth herein. The Escrow Agent acknowledges and accepts said appointment and designation. The Company understands that the Escrow Agent, by accepting said appointment and designation, in no way endorses the merits of the offering of the shares described herein. The Company agrees to notify any person acting on its behalf that the position of Escrow Agent does not constitute such an endorsement, and to prohibit said persons from the use of the Agent's name as an endorser of such offering. The Company further agrees to allow the Escrow Agent to review any sales literature in which the Agent's name appears and which is used in connection with such offering.

         (2) The Company SHALL DELIVER ALL PAYMENTS RECEIVED IN PURCHASE OF THE SHARES (THE "SUBSCRIPTION FUNDS") TO THE ESCROW AGENT (INDEPENDENT BANKERS' BANK OF FLORIDA, ATTN. CUSTOMER SERVICE GROUP) in the form in which they are received by noon of the next business day after their receipt by the Company, and the Company shall deliver to the Escrow Agent within five (5) calendar days copies of written acceptances of the Company for shares in the Company for which the Subscription Funds represent payment. Upon receipt of such written acceptance by the Company, the Escrow Agent shall deposit such funds into the escrow account. The Company shall also deliver to the Escrow Agent completed copies of Subscription Agreements for each subscriber, along with such subscriber's name, address, number of shares subscribed and social security or taxpayer identification number.

         (3) Subscription Funds shall be held and disbursed by the Escrow Agent in accordance with the terms of this Agreement.

         (4) In the event any Subscription Funds are dishonored for payment for any reason, the Escrow Agent agrees to orally notify the Company thereof as soon as practicable and to confirm same in writing and to return due dishonored Subscription Funds to the Company in the form in which they were delivered.

         (5) Should the Company elect to accept a subscription for less than the number of shares shown in the purchaser's Subscription Agreement, by indicating such lesser number of shares on the written acceptance of the Company transmitted to the Escrow Agent, the Agent shall deposit such payment in the escrow account and then, upon separate instruction from the Company, remit within ten (10) days after such deposit to such subscriber at the address shown in his Subscription Agreement that amount of his Subscription Funds in excess of the amount which constitutes full payment for the number of subscribed shares accepted by the Company as shown in the Company's written acceptance, without interest or diminution. Said address shall be provided by the Company to the Escrow Agent as requested.

         (6)  Definitions as used herein:

                  (a) "Total Receipts" shall mean the sum of all Subscription Funds delivered to the Escrow Agent pursuant to Paragraph (2) hereof, less (i) all Subscription Funds returned pursuant to Paragraphs (4) and (5) hereof and
(ii) all Subscription Funds which have not been paid by the financial institution upon which they are drawn.

                  (b) "Expiration Date" shall mean 5:00 p.m., Eastern Time, on September 30, 2001; provided, however, in the event that the Escrow Agent is given oral notification followed in writing, by the Company that it has elected


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                  Post Office Box 958423 * Lake Mary, Florida
                          32795-8423 1-800-275-4222 *
                                  407-541-1620
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to extend the offering to a date not later than 90 days thereafter, then the
Expiration Date shall mean 5:00 p.m., Eastern Time, on December 31, 2001. The Company will notify the Escrow Agent of the effective date of the Offering Circular as soon as practicable after such date has been determined.

                  (c) "Closing Date" shall mean the business day on which the Company, after determining that all of the Offering conditions have been met, selects in its sole discretion. The Closing Date shall be confirmed to the Escrow Agent in writing by the Company.

                  (d) "Escrow Release Conditions" shall mean that (i) the Company has not canceled the Offering; (ii) that the Company has received preliminary approval from the appropriate regulatory entity to charter the Bank;

         (7) If, on or before the Expiration Date, (i) the subscribers shall have subscribed for a minimum of 850,000 shares at a price per share of $10 for a minimum investment of $8,500,000 and (ii) the Escrow Release Conditions have been consummated, the Escrow Agent shall

                  (a) No later than 10:00 A.M., Eastern Time, one day prior to Closing Date (as that term is defined herein), deliver to the Company all Subscription Agreements provided to the Escrow Agent; and

                  (b) On the Closing Date, no later than 10:00 A.M., Eastern Time, upon receipt of 24-hour written instructions from the Company, remit all amounts in excess of $7,500,000 representing Subscription Funds, plus any profits or earnings, held by the Escrow Agent pursuant hereto to the Company in accordance with such instructions.

         (8) All subscription funds in excess of $7,500,000 shall continue to be held by the Escrow Agent until the date that the Bank opens for business (the "Opening Date") on the Opening Date no later than 10:00 A.M., Eastern Time, upon receipt of 24-hour written instructions from the Company, remit all amounts in excess of $7,500,000 representing Subscription Funds, plus any profits or earnings, held by the Escrow Agent pursuant hereto to the Company in accordance with such instructions.

         (9) If (i) the Escrow Release Conditions are not met by the Expiration Date, or (ii) the Offering is canceled by the Company at any time prior to the Expiration Date, then the Escrow Agent shall promptly remit to each subscriber at the address set forth in his Subscription Agreement an amount equal to the amount of his Subscription Funds thereunder. The net earnings accruing on all Subscription Funds shall be paid and delivered by the Escrow Agent to the Company at the time that Subscription Funds are returned to subscribers, pursuant to this paragraph 8.

         (10) Pending disposition of the Subscription Funds under this Agreement, the Escrow Agent will invest collected Subscription Funds, in $1,000 increments above a maintained balance of $50,000, in overnight repurchase agreements collateralized at 102% with obligations of the United States Treasury or United States Government Agencies. These repurchase agreement transactions will earn interest at a market rate to be set by the seller.

         (11) The obligations as Escrow Agent hereunder shall terminate upon the Escrow Agent's transferring all funds held hereunder pursuant to the terms of Paragraphs (7) or (8) herein, as applicable.


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                  Post Office Box 958423 * Lake Mary, Florida
                          32795-8423 1-800-275-4222 *
                                  407-541-1620
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         (12) The Escrow Agent shall be protected in acting upon any written notice, request, waiver, consent, certificate, receipt, authorization, or other paper or document which the Agent believes to be genuine and what it purports to be.

         (13) The Escrow Agent shall not be liable for anything which the Agent may do or refrain from doing in connection with this Escrow Agreement, except for the Agent's own gross negligence or willful misconduct.

         (14) The Escrow Agent may confer with legal counsel in the event of any dispute or questions as to the construction of any of the provisions hereof, or the Agent's duties hereunder, and shall incur no liability and shall be fully protected in acting in accordance with the opinions and instructions of such counsel. Any and all expenses and legal fees in this regard will be paid by the Company.

         (15) In the event of any disagreement between the Company and any other person resulting in adverse claims and demands being made in connection with any Subscription Funds involved herein or affected hereby, the Agent shall be entitled to refuse to comply with any such claims or demands as long as such disagreement may continue, and in so refusing, shall make no delivery or other disposition of any Subscription Funds then held under this Agreement, and in so doing shall be entitled to continue to refrain from acting until (a) the right of adverse claimants shall have been finally settled by binding arbitration or finally adjudicated in a court in Seminole County, Florida assuming and having jurisdiction of the Subscription Funds involved herein or affected hereby or
(b) all differences shall have been adjusted by agreement and the Agent shall have been notified in writing of such agreement signed by the parties hereto. In the event of such disagreement, the Agent may, but need not, tender into the registry or custody of any court of competent jurisdiction in Seminole County, Florida all money or property in the Agent's hands under the terms of this Agreement, together with such legal proceedings as the Agent deems appropriate and thereupon to be discharged from all further duties under this Agreement. The filing of any such legal proceeding shall not deprive the Agent of compensation earned prior to such filing. The Escrow Agent shall have no obligation to take any legal action in connection with this Agreement or towards its enforcement, or to appear in, prosecute or defend any action or legal proceeding which would or might involve the Agent in any cost, expense, loss or liability unless indemnification shall be furnished.

         (16) The Escrow Agent may resign for any reason, upon thirty (30) days written notice to the Company. Upon the expiration of such thirty (30) day notice period, the Escrow Agent may deliver all Subscription Funds and Subscription Agreements in possession under this Escrow Agreement to any successor Escrow Agent appointed by the Company, or if no successor Escrow Agent has been appointed, to any court of competent jurisdiction. Upon either such delivery, the Escrow Agent shall be released from any and all liability under this Escrow Agreement. A termination under this paragraph shall in no way change the terms of Paragraphs (14) and (16) affecting reimbursement of expenses, indemnity and fees.

         (17) The Escrow Agent will charge the Company for services hereunder a fee of $1,500.00, plus an additional fee of $5.00 for each check issued, $10.00 for each wire and $.50 for each photo copy necessitated in the performance of duties, with total fees for services not to exceed $2,000.00. All actual


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                  Post Office Box 958423 * Lake Mary, Florida
                          32795-8423 1-800-275-4222 *
                                  407-541-1620
expenses and costs incurred by the Agent in performing obligations under this Escrow Agreement will be paid by the Company. All fees and expenses shall be paid on the Closing Date by the Company. Any subsequent fees and expenses will be paid by the Company upon receipt of invoice.

         (18) All notices and communications hereunder shall be in writing and shall be deemed to be duly given if sent by (i)registered or certified mail (return receipt requested), (ii) personal delivery with signed receipt, (iii) acknowledged receipt to facsimile transmission, or (iv) any chosen delivery service requiring signed receipt to the respective addresses set forth herein. The Escrow Agent shall not be charged with knowledge of any fact, including but not limited to performance or non-performance of any condition, unless the Escrow Agent has actually received written notice thereof from the Company or its authorized representative clearly referring to this Escrow Agreement.

         (19) The rights created by this Escrow agreement shall inure to the benefit of, and the obligations created hereby shall be binding upon, the successors and assigns of the Escrow Agent and the parties hereto.

         (20) This Escrow Agreement shall be construed and enforced according to the laws of the State of Florida.

         (21) This Escrow Agreement shall terminate and the Escrow Agent shall be discharged of all responsibility hereunder at such time as the Escrow Agent shall have completed all duties hereunder.

         (22) This Escrow Agreement may be executed in several counterparts, which taken together shall constitute a single document.

         (23) This Escrow Agreement constitutes the entire understanding and agreement of the parties hereto with respect to the transactions described herein and supersedes all prior agreements or understandings, written or oral, between the parties with respect thereto.

         (24) If any provision of this Escrow Agreement is declared by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force and effect without being impaired or invalidated in any way.

         (25) The Company shall provide the Escrow Agent with its Employer Identification Number as assigned by the Internal Revenue Service. Additionally, the Company shall complete and return to the Escrow Agent any and all tax forms or reports required to be maintained or obtained by the Escrow Agent.

         (26) The authorized signature of the Escrow Agent hereto is consent that a signed copy hereof may be filed with the various regulatory authorities of the State of Florida and with any Federal Government agencies or regulatory authorities.

IN AGREEMENT AND ACCEPTANCE OF THE INDEPENDENT BANKERS' BANK OF FLORIDA ESCROW AGREEMENT BETWEEN FLORIDA COASTLINE COMMUNITY GROUP (COMPANY), FOR THE PURPOSE OF ORGANIZING A FINANCIAL INSTITUTION TO BE KNOWN AS FLORIDA COASTLINE NATIONAL BANK, AND THE INDEPENDENT BANKERS' BANK OF FLORIDA (ESCROW AGENT).


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                  Post Office Box 958423 * Lake Mary, Florida
                          32795-8423 1-800-275-4222 *
                                  407-541-1620
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                                   FLORIDA COASTLINE COMMUNITY GROUP
                                   --------------------------------------------
                                                     COMPANY

                                   Address: 8720 North Kendall Drive, Suite 114
                                            Miami, Florida 33156

                                   Fax:   (305) 273-0330
                                   Phone: (305) 595-2828

                                   By:
                                        ---------------------------------------
                                                  Authorized Signature

                                   Title
                                         --------------------------------------
--------------------------                      (Type Name and Title)

Attest:
       -------------------
                  Date                         ADDITIONAL AUTHORIZED SIGNER


By:                                Name:
     ---------------------              ---------------------------------------
                                           Additional Authorized Signature

Title:                             Title:
     ---------------------              ---------------------------------------
                                               (Type Name and Title)

           (SEAL)

                                   INDEPENDENT BANKERS' BANK OF FLORIDA

                                   Address: 615 Crescent Executive Court
                                            Suite 400
                                            Lake Mary, Florida 32746-2109


Attest:                            Fax:             (407) 541-1663
        ------------------
                  Date
By:                                By:
         -----------------               --------------------------------------
                                                  Authorized Signature

Title:                             Title:
         -----------------                 ------------------------------------
                                               (Type Name and Title)
         (CORPORATE SEAL)



                                    A-6 of 6


                  Post Office Box 958423 * Lake Mary, Florida
                          32795-8423 1-800-275-4222 *
                                  407-541-1620